UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

(Date of earliest event reported): August 11, 2004

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-23305 (Commission File No.)	77-0357037 (I.R.S. Employer Identification No.)

3200 Bridge Parkway, Suite 202
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 801-6500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEMS 5, 9 AND 12. OTHER EVENTS, REGULATION FD DISCLOSURE AND RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Overview

In April 2004, we announced that the audit committee of our board of directors had initiated a special investigation as a result of the identification by management of several irregular sales transactions, most of which had occurred in our Asia operations. The audit committee retained special independent legal counsel and through them, independent forensic accountants, to review these transactions. As a result of this investigation, we were unable to complete our quarterly financial statements for the quarter ended March 31, 2004, and thus we were unable to release our results and timely file our quarterly report for the first quarter of 2004 with the SEC.

The special investigation is still ongoing; however the portion of the investigation with respect to the initially identified transactions that took place in Asia is now substantially complete. The audit committee and its special independent counsel are still in the process of completing the investigation for certain other identified transactions and have requested information with respect to additional transactions which took place in areas outside of Asia. There is no way to know whether the investigation will result in a restatement of our financial reports or results of operations for any of our previously reported periods; however, based on the results of the investigation completed to date, no matters have arisen which would require a restatement of previously issued financial statements. We cannot be certain precisely when the investigation will be complete and it could take an additional 30 days or longer for the completion of the investigation, our final preparation of our quarterly financial statements, and the review of our quarterly financial statements by our independent auditors.

Accordingly, we are still unable to release our financial results or file with the SEC our Quarterly Report on Form 10-Q for the quarter ending March 31, 2004. For the same reasons, we are also currently unable to release financial results or file our 10-Q for the quarter ending June 30, 2004.

As a result of our present inability to file periodic reports, we are providing this Current Report in order to advise our investors as to the reasons for our non-compliance, the possible consequences of that non-compliance, and additional information relating to our current financial status and the status of the special investigation as described above. The information provided regarding our current financial status is not being provided as part of a statement of results of operations, a balance sheet, or a statement of cash flows prepared in accordance with Generally Accepted Accounting Principles.

The Consequences of the Investigation and our Delinquent SEC Filings

Liquidity

Overview. On June 30, 2004, we had cash and cash equivalents of approximately $9.2 million. Of our cash and cash equivalents at June 30, 2004, $3.0 million is expected to support our outstanding obligations to Silicon Valley Bank. Accordingly, our cash resources available for operations as of June 30, 2004 were $6.2 million. We used approximately $2.5 million and $0.3 million of this cash in July 2004 in paying our operating expenses and the costs of the special investigation, respectively. We expect to continue to use cash to fund our operating activities.

We have operated at a loss since our inception and have financed our operations primarily through private and public placements of equity securities, revenue from the sale of our products and services and through credit facilities. We expect continued operating losses for the remainder of 2004. Additionally, the investigation and any future investigation may have a significant impact on our revenue. If our customers question our integrity or our financial viability, they may decide to purchase competing products and services from companies they perceive to be more stable, which could materially adversely affect our business, financial condition and results of operations. We cannot determine the extent to which our revenue may be adversely impacted by this investigation or any future investigation.

At the end of June 2004, in addition to incurring expenses through the normal course of operations, we had incurred $2.1 million in expenses directly related to the special investigation, of which approximately $350,000 had been paid. We expect the ultimate direct cost of the investigation to be between $3 million and $4 million. Expenses indirectly related to the investigation have increased substantially as well, including the cost of our directors’ and officers’ liability insurance, which was renewed in April 2004. The 2004 premium for this policy increased approximately $650,000 above the prior year premium directly resulting from the special investigation, and accordingly, we paid $1.2 million in related insurance premiums during the second quarter. Moreover, we expect to continue to have for the next 6-12 months, unusually high legal and accounting expenses as a result of the special investigation. These expenses and potential other expenses associated with the special investigation have put a severe strain on our cash resources. Accordingly, it will be essential for us to restructure our line of credit facility and other obligations, reduce our expenses and raise additional capital in the near future in order to continue to operate.

Credit Facility. We are party to a line of credit agreement with Silicon Valley Bank that was amended in May 2004. As of June 30, 2004, the outstanding balance on this line of credit was $3.0 million. A copy of this amendment is attached as an exhibit to this Current Report. As amended, this agreement requires us to meet a liquidity covenant on a monthly basis and a revenue covenant on a quarterly basis. If we fail to comply with either covenant, we would be in default of our credit agreement and the bank would have the right to declare the loan immediately due and payable. We are required to keep our primary banking relationship at Silicon Valley Bank and to keep all but $750,000 of our unrestricted cash and cash equivalents on deposit with Silicon Valley Bank. Silicon Valley Bank has a security interest in our deposits as well as in most of our material assets. If Silicon Valley Bank were to declare the loan in default, they would be able to seize the cash in our deposit accounts and this would significantly impair our ability to operate. Even if Silicon Valley Bank does not declare the loan in default, we may face restrictions on our ability to use our available cash as a result of future compliance with the covenants. For example, our ability to use available cash may be restricted up to the loan balance if we do not maintain compliance with the loan covenants. Because of uncertainty regarding the timing of our accounts payable and accounts receivable on a monthly basis, in the absence of a further amendment or waiver to our covenants, it is possible that we may be unable to satisfy our covenants on or after August 31, 2004.

Financing Activities. We are in the early stages of seeking to raise additional capital through a private placement of securities. Our objective is to complete such a transaction by the end of September 2004 or as soon thereafter as possible, with funds raised in the financing applied to working capital needs. Completion of the financing will likely be contingent on bringing current all SEC filings. Further, as a result of our current filing delinquency, we anticipate that the cost of the financing and the terms and conditions of the transaction will be substantially less favorable than those we realized in previous financings. Additionally, if we are de-listed from The Nasdaq SmallCap Market, it will be substantially more difficult for us to raise additional funds. Our stock price has declined substantially since the start of the investigation. The long-term effect of the investigation on our stock price and ability to raise funds cannot be determined. It is possible that our stock price may remain depressed for a substantial period of time. If that were to happen, our ability to raise new capital through the issuance of securities would be substantially impaired and our stockholders would be significantly diluted in any such financing. Any new equity securities which are issued may have rights, preferences or privileges senior to those of the holders of our common stock. Additionally, because of our delinquent filing of periodic reports, for the next 12 months any issuance of restricted securities which includes a requirement that such securities be registered for re-sale will be subject to a requirement that we file with the SEC an S-1 registration statement, rather than an S-3 registration statement. An S-1 registration statement is expensive and time-consuming to prepare and will impair our ability to raise funds on a timely and efficient basis.

Restructuring. We recently completed the restructuring of our business announced in February 2004. To further reduce our expenses, on August 11, 2004, we implemented an additional restructuring of our business. In this restructuring, we plan to close certain offices in Asia and Europe, reduce personnel by approximately 20% to 100 employees, and reduce professional service costs worldwide. We expect that the restructuring will result in non-recurring charges of approximately $400,000 that will be recorded in the third quarter of 2004. We cannot assure you, however, that the restructuring will achieve its intended savings. Moreover, the actions we took in the restructuring may contribute to a material reduction in revenue from our international operations.

The Nasdaq SmallCap Market

On May 18, 2004 we received a letter from Nasdaq notifying us that our securities were subject to de-listing because we had not filed in a timely manner our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. On June 17, 2004, we attended an appeal hearing before a Nasdaq Listing Qualifications Panel at which we explained the circumstances surrounding our failure to timely file our Quarterly Report, noting the special investigation described elsewhere in this Current Report. Subsequently, by letter on August 3, 2004, Nasdaq granted us a temporary exception to its listing requirements subject to our compliance with certain conditions. These conditions included our filing by August 16, 2004 of Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004, and meeting our ongoing obligation to file reports on a timely basis. Because our special investigation is not yet complete, we will be unable to file these reports by August 16, 2004. We have already informed Nasdaq of our inability to meet their August 16, 2004 deadline and we have requested an extension of this deadline for an additional 30 days until September 15, 2004. Nasdaq has yet to make a decision with respect to this request and accordingly, we remain at risk of the immediate de-listing of our common stock from The Nasdaq SmallCap Market.

In addition to our timely filing obligations, under the exception granted to us, we remain obligated to demonstrate ongoing compliance with all other requirements for continued listing on The Nasdaq SmallCap Market, including, in the case of non-compliance, a requirement to present a definitive plan to regain compliance. Our Common Stock has traded below $1.00 per share since July 20, 2004, and if it trades below $1.00 per share for thirty consecutive business days we would not be in compliance with Nasdaq’s minimum bid price requirement. Based on our profit and loss projections for the remainder of 2004, it is likely our stockholders’ equity will fall below Nasdaq’s $2.5 million minimum requirement by September 30, 2004 and we would not be in compliance with Nasdaq’s minimum stockholders’ equity requirement. Although we have plans to raise additional capital, we cannot assure you that we will remain in compliance with Nasdaq’s minimum stockholders’ equity requirement.

If we were de-listed from the Nasdaq SmallCap Market, we would have much greater difficulty raising additional capital through the issuance of our securities, and any issuance would likely be on terms which would be unfavorable to us and substantially dilutive to our existing stockholders. Additionally, even in the absence of a dilutive issuance of securities, the value of our outstanding shares would decline significantly, as their resale would become substantially more difficult.

Suspension of Shelf Registration Statements

We are party to several registration rights agreements with certain investors which require that the shares sold to these investors be resalable pursuant to registration statements on file with the SEC. As a result of our inability to file timely periodic reports, we were forced to suspend the availability of these registration statements, as well as the availability of our registration statements covering the re-sale of stock issued under our equity incentive plans. We continue to have an obligation (subject to certain exceptions, including suspension of use under specified circumstances and for a limited period of time) to keep these registration statements effective with respect to any shares covered thereby until such shares may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended. Although the suspended registration statements will be available again for use following the filing of our delinquent reports, we may be subject to litigation from these investors for any loss in value of their stock while the registration statements were suspended and their shares were restricted from sale. Certain of these agreements also provide for liquidated damages of approximately $85,000 per month in the event that the shares in question are restricted from sale. As of June 30, 2004, we had accrued $168,000 to cover such liquidated damages.

Potential Litigation

We may be subject to arbitration proceedings as a result of actions we took after our discovery of the irregular transactions which are the subject of the special investigation. We acquired FVC.COM (Asia) Limited, a Hong Kong entity, in January 2002 from certain selling shareholders, the principal special affiliate of which became an employee of the Company. In the purchase agreement, we agreed to pay certain revenue-based consideration to these shareholders following the acquisition of FVC.COM (Asia) Limited based on our future revenue. Following our discovery of the irregular transactions, we terminated the employment of the affiliate and ceased paying consideration in accordance with the terms of the agreement. The selling shareholders have alleged that termination of the affiliate deprived them of up to approximately US$1 million of potential revenue-based consideration. Although we believe that this allegation is without merit, it is possible that an arbitrator could determine otherwise. In such case, it is conceivable that an arbitrator could award significant damages against us for breach of contract, and/or an employment claim by the affiliate, and we might incur substantial legal costs in defending the matter(s). We are currently considering whether to pursue claims against the affiliate.

Cautionary Statement:

In addition to the historical information contained in this Current Report, this Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties.

These forward looking statements include, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “intends” and words of similar import. Such forward-looking statements will have known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others: our need to raise additional capital to fund our operating requirements; the aggregate value of and impact on us of the special investigation described herein, including any possible expansion of the investigation and any possible restatement of previously announced financial results; any adverse impact arising from the delay in filing required periodic reports, including those consequences described herein; any de-listing from The Nasdaq SmallCap Market; any impact of our inability to raise additional operating funds on favorable terms, or at all; our history of operating losses; the volatility of our stock price; the risk that sales of our Click to Meet 4.0™ and Click to Meet Conference Server products will not increase or that new versions will not be released on a timely basis; the risk of undetected defects or surprisingly costly defects to address in our principal software products; our variability of operating results; market acceptance of our web conferencing technology; our potential inability to maintain business relationships with our integrators, distributors and suppliers; rapid technological changes in our industry; competition and consolidation in the Web conferencing industry; the importance of attracting and retaining personnel; risks relating to our international operations; our long sales cycle; the concentration of our revenue at the end of each quarterly accounting period; and other risk factors set forth below in our Annual Report on Form 10-K for the year ended December 31, 2003 and in our other public filings with the SEC.

We assume no obligation to update any forward-looking statements contained herein. Our expectations and the events, conditions and circumstances on which these forward-looking statements are based, may change.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 16, 2004	FIRST VIRTUAL COMMUNICATIONS, INC.

	By:	/s/ Truman Cole

Truman Cole
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description of Document
10.1	Amendment to Loan Documents between the Company and Silicon Valley Bank, effective May 25, 2004.